UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XWIN	Nasdaq Stock Market

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2026, XMax AI Inc. (“XMax AI” or the “Party A”), a wholly owned subsidiary of XMax Inc., entered into a Cloud Services Agreement (the “Agreement”) with SuperX AI Technology USA (the “Party B”).

Pursuant to the Agreement, Party B shall provide to Party A: (a) cloud computing services - Party B delivers cloud computing resources to Party A utilizing a third party’s cloud infrastructure; (b) API access to large language models and AI models hosted on cloud platforms; and (c) value-added services including cloud architecture design and optimization, technical support and troubleshooting, billing and cost analysis, migration planning, security and compliance advisory, and related technical training. The service fees for the Agreement are US$4,800,000, payable monthly and the model and cloud resource discount rates apply to cumulative consumption up to the discount cap within each consecutive twelve (12) month period commencing from the service activation date. Party A retains full ownership of all data, content and information stored, processed or transmitted through the Services (“Customer Data”). Party B shall access Customer Data only to the extent necessary to perform its obligations and shall not use Customer Data for any other purpose. This Agreement becomes effective upon commencement of services. Unless either Party gives written non-renewal notice at least sixty (60) days before expiry, the term shall automatically renew for one (1) year. This Agreement terminates in the following circumstances, without liability to the other Party (provided that the terminating Party gives written notice): (a) dissolution of either Party (excluding reorganization, renaming or merger); (b) material breach by one Party entitling the other to terminate; (c) force majeure or mutual agreement; or (d) termination required by law. Unless otherwise agreed in this Agreement, neither Party may unilaterally terminate without cause during the term, failing which it shall bear liability for breach. Party A may terminate this Agreement upon thirty (30) days’ prior written notice, and shall pay all fees accrued through the effective date of termination (including used but unbilled amounts). Party B may terminate this Agreement upon thirty (30) days’ prior written notice, refunding any unused prepayments and remaining deposit (if any) within ten (10) days after the effective date of termination.

The Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Cloud Services Agreement by and between XMax AI Inc. and SuperX AI Technology USA dated April 22, 2026.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

April 28, 2026